UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2010

SPRINT NEXTEL CORPORATION
(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 829-0965

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On August 5, 2010, Sprint Nextel Corporation (the “Company”) and Keith O. Cowan, President Strategic Planning and Corporate Initiatives of the Company, entered into an amendment (the “Amendment”) to Mr. Cowan’s employment agreement (the “Agreement”). The Amendment is designed to provide certain benefits to Mr. Cowan in exchange for continuing his employment with the Company beyond the initial employment term provided in his Agreement.  Contingent on Mr. Cowan’s continued employment through the earliest of (a) June 30, 2011, (b) his resignation mutually agreeable to him and the Chief Executive Officer, or (c) termination by the Company not for “Cause” or by Mr. Cowan for “Good Reason” (each as defined in the Agreement), the Amendment provides for:

•	as necessary to avoid forfeiture of unvested stock options and restricted stock outstanding as of the effective date of the Amendment and as of Mr. Cowan’s termination not for Cause,

o	continued vesting of such awards through the original scheduled applicable vesting dates, and

o	an exercise period following any such vesting of 90 days,

subject to Mr. Cowan’s compliance with the restrictive covenants in the Agreement through the earlier of the end of the “Restricted Period” (as defined in the Agreement) and such vesting date and to any applicable performance adjustments;

•
a payout to Mr. Cowan of performance units granted under the 2009 and 2010 Long-term Incentive Plan based on actual performance, and pro-rated for the period of time he was employed by the Company, over the entire three-year performance period; and

•	a payout under the 2011 Short-term Incentive Plan based on actual performance, and pro-rated for the period of time he was employed by the Company, in 2011.

The Amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

The following exhibits are filed with this report:

Exhibit No.                                Description

10.1	First Amendment to Amended and Restated Employment Agreement, effective August 5, 2010, between Keith O. Cowan and Sprint Nextel Corporation.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT NEXTEL CORPORATION

Date: August 5, 2010		/s/ Timothy O’ Grady
	By:	Timothy O’Grady
Assistant Secretary

EXHIBIT INDEX

Exhibit No.                                Description

10.1	First Amendment to Amended and Restated Employment Agreement, effective August 5, 2010, between Keith O. Cowan and Sprint Nextel Corporation.